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                                                                    EXHIBIT 99.1


StemCells, Inc. (Ticker: STEM, Exchange: NASDAQ)
News Release -- May 4, 2004
--------------------------------------------------------------------------------

            STEMCELLS ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

PALO ALTO, Calif., May 4, 2004 - StemCells, Inc. (NASDAQ: STEM) today reported its financial results for the first quarter ended March 31, 2004.

The Company reported a loss of $2,770,000, or $0.07 per share, for the quarter ended March 31, 2004, compared to a loss before deemed dividends of $2,409,000, or $0.09 per share, for the quarter ended March 31, 2003. For the first quarter in 2003, net loss applicable to common shareholders after deemed dividends to preferred shareholders was $2,729,000 or $0.10 per share. There were no deemed dividends for the same period in 2004, as all of the Company's previously outstanding cumulative convertible preferred stock was converted to the Company's common stock prior to the end of 2003. Total revenue for the first quarter of 2004 and 2003 was $93,000 and $59,000 respectively. Revenue for 2004 and 2003 was primarily from grants and licensing agreements. Cash and cash equivalents were $10,346,000 at the end of March 31, 2004, compared with $1,549,000 at the end of March 31, 2003.

The increase in net loss from 2003 to 2004 for the quarter reported was primarily attributable to the expenditures required for toxicology studies, supplies, personnel and other external services in preparation for submitting our first IND (Investigational New Drug filing) to the FDA, to evaluate the safety and efficacy of our human neural stem cells as a treatment for Batten disease.

Martin McGlynn, President and CEO commented, "In our press release on 2003 results issued in early April, I discussed our projected goal of filing the Company's first IND in the first quarter of 2005 for the treatment of Batten disease, a rare but fatal neurodegenerative disease. I am pleased to report that we remain on track to achieve that goal. As our financial results for the first quarter of this year indicate, we are increasing expenditures on IND-enabling activities so that we may begin clinical testing of our human neural stem cells next year."

ABOUT STEMCELLS INC.

StemCells, Inc. is a biotechnology company focused on the discovery, development and commercialization of stem cell-based therapies to treat diseases of the nervous system, liver, and pancreas. The Company's stem cell programs seek to repair or repopulate neural or other tissue that has been damaged or lost as a result of disease or injury. Further information about the Company is available on its web site at www.stemcellsinc.com.

APART FROM STATEMENTS OF HISTORICAL FACTS, THE TEXT OF THIS PRESS RELEASE CONSTITUTES FORWARD-LOOKING STATEMENTS REGARDING, AMONG OTHER THINGS, THE FUTURE BUSINESS OPERATIONS OF STEMCELLS, INC. ("THE COMPANY"). THE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS NEWS RELEASE. STEMCELLS DOES NOT UNDERTAKE TO UPDATE ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE HEREOF. SUCH STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS AND ARE BASED ON CERTAIN ASSUMPTIONS THAT MAY OR MAY NOT ULTIMATELY PROVE VALID. THE COMPANY'S ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE CONTEMPLATED IN THE FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES TO WHICH THE COMPANY IS SUBJECT, INCLUDING UNCERTAINTIES REGARDING THE COMPANY'S ABILITY TO OBTAIN THE CAPITAL RESOURCES NEEDED TO CONTINUE ITS CURRENT RESEARCH AND

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DEVELOPMENT OPERATIONS AND TO CONDUCT THE RESEARCH, PRECLINICAL DEVELOPMENT AND
CLINICAL TRIALS NECESSARY FOR REGULATORY APPROVALS; THE FACT THAT THE COMPANY'S STEM CELL TECHNOLOGY IS AT THE PRE-CLINICAL STAGE AND HAS NOT YET LED TO THE DEVELOPMENT OF ANY PROPOSED PRODUCT; THE UNCERTAINTY WHETHER THE COMPANY WILL BE ABLE TO FILE AN IND IN THE TIME IT PROJECTS AND WHETHER THE FDA WILL PERMIT IT TO PROCEED TO CLINICAL TESTING; THE UNCERTAINTY WHETHER THE COMPANY WILL ACHIEVE REVENUES FROM PRODUCT SALES OR BECOME PROFITABLE; UNCERTAINTIES REGARDING THE COMPANY'S OBLIGATIONS IN REGARD TO ITS FORMER ENCAPSULATED CELL THERAPY FACILITIES IN RHODE ISLAND; AND OTHER FACTORS THAT ARE DESCRIBED IN EXHIBIT 99 TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K ENTITLED "CAUTIONARY FACTORS RELEVANT TO FORWARD-LOOKING STATEMENTS."

Corporate Contact:                           Media / Investor Relations Contact:
StemCells, Inc.                              The Investor Relations Group
Martin McGlynn, President & CEO              Janet Vasquez / Jane Lin
650-475-3100, ext 108                        212-825-3210


                                     -more-
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                                 StemCells, Inc.
-------------------------------------------------------------------------------
                 Condensed Consolidated Statement of Operations
                                   (unaudited)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                       Three months ended
                                                           March 31,
                                                   2004                2003
                                               ------------        ------------
Revenue from grants and Licensing
    agreements                                 $         93        $         59
Operating Expenses
    Research and development                          1,868               1,340
    General & administrative                            864                 816
    Wind-down related to former
        corporate headquarters                          130                 253
                                               ------------        ------------
Total operating expenses                              2,862               2,409
Loss from operations                                 (2,769)             (2,350)
Other income (expense)                                   (1)                (59)
                                               ------------        ------------
Net loss                                             (2,770)             (2,409)
Deemed dividend                                         320
                                               ------------        ------------
Net loss applicable to common
    shareholders                               $     (2,770)       $     (2,729)
Net loss per share applicable to
    common shareholders; basic and
    diluted                                    $      (0.07)       $      (0.10)
Weighted average shares - basic and
    diluted                                      41,010,068          26,943,019


                                 STEMCELLS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            March 31          December 31,
                                                              2004               2003
                                                             -------            -------
(IN THOUSANDS)                                             (unaudited)            (a)

Assets
Current assets:
     Cash & cash equivalents                                  10,346            $13,082
     Other current assets                                        265                325
                                                             -------            -------
Total current assets                                          10,611             13,407
Property, plant & equipment, net                               3,408              3,611
Other assets, net                                              2,743              2,768
                                                             -------            -------
Total assets                                                 $16,762            $19,786
Liabilities and stockholders equity
Current liabilities                                           $2,406             $2,522
Non-current liabilities                                        6,050              6,300
Stockholders' equity                                           8,306             10,964
                                                             -------            -------
Total liabilities, redeemable preferred stock
     and stockholders' equity                                $16,762            $19,786
                                                             -------            -------

(a) Derived from audited financial statements included in StemCells' annual report on form 10-K/A filed with the SEC.